Exhibit 99.1
FREMONT GENERAL CORPORATION SELLS
ITS REMAINING MORTGAGE SERVICING RIGHTS TO LITTON LOAN SERVICING LP
     (BREA, CALIFORNIA) — June 3, 2008: Fremont General Corporation (“Fremont General” or the “Company”) (OTC: FMNT), doing business primarily through its wholly-owned bank subsidiary, Fremont Investment & Loan (“FIL” or the “Bank”), announced today that FIL completed the previously announced sale of its remaining mortgage servicing rights (“MSR’s”) on their $12.2 billion serviced loan portfolio (as of March 31, 2008) to Litton Loan Servicing LP, a Delaware limited partnership and an affiliate of Goldman, Sachs & Co. (“Litton”) as contemplated by the Asset Purchase Agreement entered into between FIL and Litton on May 7, 2008 (“Asset Purchase Agreement”). The MSRs sold to Litton included all rights to service mortgage loans under servicing agreements, including the rights to receive servicing fees and ancillary income payable to FIL, as servicer, and the rights and obligations to make, any advances required pursuant to any servicing agreement, including obligations to reimburse funds borrowed from any custodial or other accounts under a servicing agreement, as well as certain other rights to reimbursement.
     FIL received approval of the Asset Purchase Agreement from the California Department of Financial Institutions and a notice of non-objection of the Federal Deposit Insurance Corporation (“FDIC”).
About Fremont General
     Fremont General Corporation is a financial services holding company with $8.8 billion in total assets, at September 30, 2007. The Company is engaged in deposit gathering through a retail branch network located in the coastal and Central Valley regions of Southern California through its wholly-owned bank subsidiary, Fremont Investment & Loan. Fremont Investment & Loan funds its operations primarily through deposit accounts sourced through its 22 retail banking branches which are insured up to the maximum legal limit by the FDIC.
     The Retail Banking Division of the Bank continues to offer a variety of savings and money market products as well as certificates of deposits across its 22 branch network. Customer deposits remain fully insured by the FDIC up to at least $100,000 and retirement accounts remain insured separately up to an additional $250,000.
     To find out more about Fremont General, or to subscribe to the Company’s email alert feature for notification of Company news and events, please visit www.fremontgeneral.com.

Regulatory Filings
     The Company’s periodic reports as filed with the Securities and Exchange Commission (“SEC”) can be accessed at www.fremontgeneral.com and on the EDGAR’s section of the SEC’s website at www.sec.gov.
Forward-Looking Statements
     This news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon current expectations and beliefs of the Company and its subsidiaries. These statements and the Company’s reported results herein are not guarantees of future performance or results and there can be no assurance that actual developments and economic performance will be those anticipated by the Company. Actual developments and/or results may differ significantly and adversely from historical results and those anticipated by the Company for the fiscal year ending December 31, 2008 as a result of various factors which are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, Quarterly Reports on Form 10-Q, and its reports on Form 8-K and other documents filed by the Company with the SEC from time to time. The Company does not undertake to update or revise forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made, except as required under applicable securities laws.
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